Exhibit 99.1

Report of Independent Auditors
To the Board of Directors and Stockholders of
SignalFx, Inc.
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of SignalFx, Inc. (the “Company”), which comprise the consolidated balance sheets as of January 31, 2019 and 2018, and the related consolidated statements of operations, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.
/s/ Moss Adams LLP
Campbell, California
July 31, 2019, except for the effects of the classification of preferred stock described in Note 5, as to which the date is December 17, 2019

SignalFx, Inc.
Consolidated Balance Sheets
July 31, 2019 (unaudited), January 31, 2019 and 2018

	July 31, 2019	January 31, 2019	January 31, 2018
	(unaudited)
ASSETS
Cash and cash equivalents	$28,048,750	$33,056,816	$23,286,636
Short-term investments	56,536,080	2,434,452	—
Accounts receivable	5,300,493	7,617,733	5,425,847
Prepaid expenses and other current assets	2,925,848	886,960	826,008
Total current assets	92,811,171	43,995,961	29,538,491
Other assets	202,546	157,019	347,058
Total assets	$93,013,717	$44,152,980	$29,885,549

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' DEFICIT
Accounts payable	$2,180,257	$2,688,707	$1,070,954
Accrued expenses	5,612,152	4,803,635	2,527,043
Deferred revenue	14,851,137	13,921,368	5,798,778
Total current liabilities	22,643,546	21,413,710	9,396,775
Long-term debt, less debt discount	14,835,505	14,800,555	14,730,655
Deferred rent, long-term	495,195	286,018	—
Liability for early exercised stock options, long-term	648,798	613,369	854,400
Total liabilities	38,623,044	37,113,652	24,981,830

Convertible preferred stock, $0.0001 par value per share; 51,406,134 (unaudited), 38,280,938 and 25,544,055 shares authorized at July 31, 2019, January 31, 2019 and 2018, respectively; 51,406,134 (unaudited), 38,280,938, and 25,367,715 shares issued and outstanding at July 31, 2019, January 31, 2019 and 2018, respectively (aggregate liquidation preference of $178,990,000 (unaudited), $103,990,330, and $58,990,000 at July 31, 2019, January 31, 2019 and 2018, respectively)	178,410,185	103,492,057	58,617,852
Commitments and contingencies
Stockholders' deficit
Common stock, $0.0001 par value per share; 88,780,000 (unaudited), 68,790,000, and 53,000,000 shares authorized at July 31, 2019, January 31, 2019 and 2018, respectively; 15,356,659 (unaudited), 14,553,928, and 13,228,268 shares issued and outstanding at July 31, 2019, January 31, 2019 and 2018, respectively	1,537	1,456	1,323
Additional paid-in capital	6,346,073	4,769,555	2,234,701
Accumulated deficit	(130,367,122)	(101,223,740)	(55,950,157)
Total stockholders' deficit	(124,019,512)	(96,452,729)	(53,714,133)
Total liabilities, convertible preferred stock, and stockholders' deficit	$93,013,717	$44,152,980	$29,885,549

Consolidated Statements of Operations
Six Months Ended July 31, 2019 (unaudited) and 2018 (unaudited) and Years Ended January 31, 2019 and 2018

	Six Months Ended July 31,		Years Ended January 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Revenue	$12,230,134	$5,778,300	$14,249,588	$5,472,539
Cost of revenue	6,525,786	3,727,845	9,512,624	4,911,975
Gross profit	5,704,348	2,050,455	4,736,964	560,564

Operating expenses:
Research and development	10,489,927	6,008,721	14,302,646	8,202,412
Sales and marketing	20,525,397	12,101,409	30,396,509	11,945,024
General and administrative	3,394,353	1,685,973	4,190,883	2,281,823
Total operating expenses	34,409,677	19,796,103	48,890,038	22,429,259
Loss from operations	(28,705,329)	(17,745,648)	(44,153,074)	(21,868,695)

Interest income	561,801	325,824	819,638	102,598
Interest expense	(939,950)	(934,433)	(1,894,432)	(485,046)
Other expense, net	(59,904)	(19,844)	(45,715)	(13,407)
Net loss	$(29,143,382)	$(18,374,101)	$(45,273,583)	$(22,264,550)

SignalFx, Inc.
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
Years Ended January 31, 2019 and 2018

	Convertible preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders' deficit
	Shares	Amount	Shares	Amount
Balance at January 31, 2017	17,651,245	$43,350,938	11,526,150	$1,153	$1,053,245	$(33,685,607)	$(32,631,209)
Issuance of Series C convertible preferred stock for cash, net of issuance costs of approximately $106,000	7,716,470	15,266,914	—	—	—	—	—
Issuance of warrants in conjunction with long-term debt	—	—	—	—	279,608	—	279,608
Issuance of common stock on exercise of stock options	—	—	1,692,118	169	349,671	—	349,840
Issuance of common stock for consulting services	—	—	10,000	1	8,999	—	9,000
Employee stock-based compensation	—	—	—	—	543,178	—	543,178
Net loss	—	—	—	—	—	(22,264,550)	(22,264,550)
Balance at January 31, 2018	25,367,715	58,617,852	13,228,268	1,323	2,234,701	(55,950,157)	(53,714,133)
Issuance of Series D convertible preferred stock for cash, net of issuance costs of approximately $126,000	12,913,223	44,874,205	—	—	—	—	—
Issuance of common stock on exercise of vested stock options	—	—	161,740	16	150,549	—	150,565
Vesting of early exercised options	—	—	1,163,920	117	1,073,172	—	1,073,289
Employee stock-based compensation	—	—	—	—	1,311,133	—	1,311,133
Net loss	—	—	—	—	—	(45,273,583)	(45,273,583)
Balance at January 31, 2019	38,280,938	$103,492,057	14,553,928	$1,456	$4,769,555	$(101,223,740)	$(96,452,729)

SignalFx, Inc.
Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
Six Months Ended July 31, 2019 (unaudited) and 2018 (unaudited)

	Convertible preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders' deficit
	Shares	Amount	Shares	Amount
Balance at January 31, 2018	25,367,715	$58,617,852	13,228,268	$1,323	$2,234,701	$(55,950,157)	$(53,714,133)
Issuance of Series D convertible preferred stock for cash, net of issuance costs of approximately $126,000	12,913,223	44,874,205	—	—	—	—	—
Issuance of common stock on exercise of stock options†	—	—	623,266	62	150,549	—	150,611
Vesting of early exercised options†	—	—	598,666	60	532,347	—	532,407
Employee stock-based compensation†	—	—	—	—	544,784	—	544,784
Net loss†	—	—	—	—	—	(18,374,101)	(18,374,101)
Balance at July 31, 2018†	38,280,938	$103,492,057	14,450,200	$1,445	$3,462,381	$(74,324,258)	$(70,860,432)

	Convertible preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Total stockholders' deficit
	Shares	Amount	Shares	Amount
Balance at January 31, 2019	38,280,938	$103,492,057	14,553,928	$1,456	$4,769,555	$(101,223,740)	$(96,452,729)
Issuance of Series E convertible preferred stock for cash, net of issuance costs of approximately $82,000†	13,125,196	74,918,128	—	—	—	—	—
Issuance of common stock on exercise of stock options†	—	—	440,117	45	289,786	—	289,831
Vesting of early exercised options†	—	—	473,640	47	555,257	—	555,304
Repurchase of unvested common stock†	—	—	(111,026)	(11)	(102,618)	—	(102,629)
Employee stock-based compensation†	—	—	—	—	834,093	—	834,093
Net loss†	—	—	—	—	—	(29,143,382)	(29,143,382)
Balance at July 31, 2019†	51,406,134	$178,410,185	15,356,659	$1,537	$6,346,073	$(130,367,122)	$(124,019,512)
† Unaudited interim period

SignalFx Inc.
Consolidated Statements of Cash Flows
Six Months Ended July 31, 2019 (unaudited) and 2018 (unaudited) and Years Ended January 31, 2019 and 2018

	Six Months Ended July 31,		Years Ended January 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(29,143,382)	$(18,374,101)	$(45,273,583)	$(22,264,550)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock-based compensation	834,093	544,784	1,311,133	543,178
Noncash interest expense	189,950	184,950	224,900	235,407
Issuance of common stock for consulting services	—	—	—	9,000
Changes in assets and liabilities:
Accounts receivable	2,317,240	2,561,064	(2,191,886)	(3,904,382)
Prepaid expenses and other current assets	(2,038,888)	(994,948)	(60,952)	(213,931)
Other assets	(45,527)	113,394	190,039	(195,435)
Accounts payable	(508,450)	(159,083)	1,617,753	692,126
Accrued expenses	676,825	196,425	1,945,840	1,209,434
Deferred rent	209,177	157,691	286,018	—
Deferred revenue	929,769	862,592	8,122,590	4,093,874
Net cash from operating activities	(26,579,193)	(14,907,232)	(33,828,148)	(19,795,279)
Cash flows from investing activities:
Acquisition of marketable securities	(54,101,628)	(29,551,806)	(2,434,452)	—
Net cash from investing activities	(54,101,628)	(29,551,806)	(2,434,452)	—
Cash flows from financing activities:
Repayment of long-term debt	—	—	—	(4,000,000)
Proceeds from the issuance of long-term debt	—	—	—	15,000,000
Proceeds from the sale of convertible preferred stock, net of issuance costs	74,918,128	44,874,205	44,874,205	15,266,914
Repurchase of unvested common stock	(102,629)	—	—	—
Proceeds from issuance of common stock on exercise of stock options	857,256	1,049,502	1,158,575	1,424,387
Net cash from financing activities	75,672,755	45,923,707	46,032,780	27,691,301
Net increase (decrease) in cash and cash equivalents	(5,008,066)	1,464,669	9,770,180	7,896,022
Cash and cash equivalents at beginning of period	33,056,816	23,286,636	23,286,636	15,390,614
Cash and cash equivalents at end of period	$28,048,750	$24,751,305	$33,056,816	$23,286,636
Supplemental disclosure of cash flow information:
Cash paid for interest	$750,000	$749,483	$1,669,532	$249,639
Noncash investing and financing item:
Issuance of warrants in conjunction with long-term debt	$—	$—	$—	$279,608
Reclassification of liability to equity for vesting of early exercised options	$555,304	$532,407	$1,073,289	$—

SignalFx, Inc.
Notes to Consolidated Financial Statements

NOTE 1 – THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES
SignalFx, Inc. (the Company), was incorporated in the state of Delaware in February 2013 and is headquartered in San Mateo, California. The Company is a Software-as-a-Service (SaaS) based monitoring and analytics platform, which allows customers to analyze, visualize, automate, and alert on metrics data from infrastructure, applications, microservices, containers, and functions.
The Company established a wholly-owned subsidiary, SignalFx UK Limited, in November 2017 to expand its international presence and assist in the Company’s sales and marketing efforts. The subsidiary is expected to remain as a sales and marketing office and is an integral extension of the parent company’s operations. As a result, the functional currency of the subsidiary is considered to be the U.S. dollar.
During fiscal year 2019, the Company established wholly-owned subsidiaries in Poland, Australia, Sweden, and France. The subsidiary in Poland is primarily a research and development office while the subsidiaries in Australia, Sweden, and France are primarily sales and marketing offices. The subsidiaries are expected to remain as research and development and sales and marketing offices and are an integral extension of the parent company’s operations. As a result, the functional currencies of the subsidiaries is considered to be the U.S. dollar.
During fiscal year 2020, the Company established wholly-owned subsidiaries in the Netherlands and Germany that are primarily sales and marketing offices. The subsidiaries are expected to remain as a sales and marketing offices and are an integral extension of the parent company’s operations. As a result, the functional currencies of the subsidiaries are considered to be the U.S. dollar.
Unaudited interim financial information – The accompanying interim consolidated balance sheet as of July 31, 2019, the consolidated statements of operations and cash flows for the six months ended July 31, 2019 and 2018, and the consolidated statement of convertible preferred stock and stockholders' deficit for the six months ended July 31, 2019, are unaudited. This unaudited interim financial information has been prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the Company's management, the unaudited interim financial information has been prepared on the same basis as the audited consolidated financial statements and includes all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company's financial position as of July 31, 2019, and the results of its operations and its cash flows for the six months ended July 31, 2019 and 2018. The financial data and other financial information disclosed in these notes to consolidated financial statements related to July 31, 2019, and the six months ended July 31, 2019 and 2018, are also unaudited. The results for the six months ended July 31, 2019 and 2018, are not necessarily indicative of the results expected for the full fiscal year.
Principles of consolidation – The consolidated financial statements include the accounts of the Company and its wholly-owned foreign subsidiaries. All significant intercompany transactions and balances have been eliminated.
Foreign currency translation – The Company uses the U.S. dollar as its functional currency. Foreign currency assets and liabilities are translated into the U.S. dollar at the end-of-period exchange rates except for prepaids, which are translated at the historical exchange rates. Revenues and expenses are translated at average exchange rates in effect during each period, except for certain expenses related to balance sheet amounts, which are translated at historical exchange rates. Gains or losses from foreign currency transactions, which have not been significant, are included in net loss.
Estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingencies – From time to time, the Company is involved in lawsuits, claims, investigation and proceedings, consisting of intellectual property, commercial, securities, employment, and employee benefits that arise in the ordinary course of business. The Company records a provision for a liability when management believes that it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Company believes it has adequate provisions for any such matters. The Company reviews these provisions at least annually and adjusts these provisions to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and other information and events pertaining to a particular case. Litigation is inherently unpredictable. However, the Company believes that it has valid defenses with respect to legal matters pending against it. Nevertheless, it is possible that cash flows or results of operations could be materially affected in any particular period by the unfavorable resolution of one or more of these contingencies or because of the diversion of management’s attention and the creation of significant expenses
Cash equivalents – The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash equivalents. As of July 31, 2019 (unaudited), January 31, 2019 and 2018, cash and cash equivalents consist of cash deposited with banks and highly liquid investments having a maturity of three months or less (see Note 2).
Accounts receivable and allowance for doubtful accounts – The Company’s accounts receivable are recorded when billed and represent claims against third parties that will be settled in cash. The carrying value of the Company’s accounts receivable, net of the allowance for doubtful accounts, represents their estimated net realizable value. The Company estimates its allowance for doubtful accounts based on historical collection trends, age of outstanding receivables, and existing economic conditions. If events or changes in circumstances indicate that a specific receivable balance may be impaired, further consideration is given to the collectability of those balances and the allowance is adjusted accordingly. A customer’s receivable balance is considered past due based on its contractual terms. Past due accounts receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due. The allowance for doubtful accounts was not significant as of July 31, 2019 (unaudited), January 31, 2019 and 2018. Bad debt expense was also not significant for the six months ended July 31, 2019 (unaudited) and 2018 (unaudited), or for the year ended January 31, 2019 and 2018.
Investments in debt and equity securities – The Company invests in both equity and debt securities. The Company determines the appropriate classification of its investments in debt and equity securities at the time of purchase and reevaluates such determinations at each balance sheet date. Marketable securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and are reported at fair value, with unrealized gains and losses recognized in earnings. Debt and marketable equity securities not classified as held to maturity or as trading, are classified as available for sale, and are carried at fair market value, with the unrealized gains and losses, net of tax, included in the determination of comprehensive income and reported in stockholders’ equity. All investments as of July 31, 2019 (unaudited) and January 31, 2019, are classified as trading.
The fair value of substantially all securities is determined by quoted market prices. The estimated fair value of securities for which there are no quoted market prices is based on similar types of securities that are traded in the market.
Concentrations of credit risk – The Company’s service revenues are concentrated in the monitoring and analytics platforms industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect the Company’s operating results.
Financial instruments that potentially subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with federally insured commercial banks in the United States and at times cash balances may be in excess of federal insurance limits. Accounts receivable and short-term investments are stated at the amount the Company expects to collect.
Sales to two and four customers accounted for approximately 28% (unaudited) and 48% (unaudited) of total revenue for the six months ended July 2019 and 2018, respectively, and accounts receivable from these customers totaled zero percent of total accounts receivable at July 31, 2019.

Sales to two and three customers accounted for approximately 28% and 45% of total revenue in fiscal years 2019 and 2018, respectively, and accounts receivable from these customers totaled approximately 63% and 31% of total accounts receivable at January 31, 2019 and 2018, respectively.
Software development costs – Capitalization of software development costs for software to be sold, leased, or otherwise marketed begins upon the establishment of technological feasibility, which is generally the completion of a working prototype that has been certified as having no critical bugs and is a release candidate. Amortization begins once the software is ready for its intended use, generally based on the pattern in which the economic benefits will be consumed. The Company did not capitalize any internal software development costs for the six months ended July 31, 2019 (unaudited) and, 2018 (unaudited) and for fiscal years 2019 and 2018 because the cost incurred and the time between technological feasibility and product release was insignificant.
Costs related to software acquired, developed, or modified solely to meet the Company’s internal requirements, with no substantive plans to market such software at the time of development, are capitalized. Costs incurred during the preliminary planning and evaluation stage of the project and during post implementation operational stage are expensed as incurred. Costs incurred during the application development stage of the project are capitalized. The Company defines the design, configuration, and coding process as the application development stage. The Company did not capitalize any costs related to computer software developed for internal use during the six months ended July 31, 2019 (unaudited), and 2018 (unaudited) and fiscal years 2019 and 2018.
Warrants issued in connection with financing – The Company generally accounts for warrants issued in connection with debt and equity financings as a component of equity, unless the warrants include a conditional obligation to issue a variable number of shares or there is a deemed possibility that the Company may need to settle the warrants in cash, in which case the fair value of the warrants are recorded as a liability.
Revenue recognition – The Company generates revenue primarily from direct onboard subscriptions and enterprise subscriptions to the Company’s platform.
Subscription fees are generally deferred and recognized ratably over the term of the subscription period.
The Company commences revenue recognition for its overage fees, volume rollover, training, and professional services when all four of the following criteria are met:

•	There is persuasive evidence of an arrangement;

•	The service has been provided to the customer;

•	Collection of the fees is reasonably assured; and

•	The amount of fees to be paid by the customer is fixed or determinable.
Cost of revenue – Cost of revenue consists primarily of hosting costs, data costs, personnel and related costs, including salaries and employee benefits and allocated costs, including facilities costs. These costs are expensed in the period in which they are incurred.
Stock-based compensation – The Company uses the estimated grant date fair value method of accounting for stock-based compensation. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award, which is generally the option vesting term of four years.
Research and development – Research and development costs are charged to operations as incurred.
Advertising – The Company expenses the costs of advertising, including promotional expenses, as incurred. Advertising expenses during the six months ended July 31, 2019 (unaudited), and 2018 (unaudited) fiscal years 2019 and 2018 were not significant.
Income taxes – Deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between consolidated financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss (NOL)

and tax credit carryforwards. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.
The Company accounts for uncertainty in income taxes using a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon settlement. The Company classifies any liabilities for unrecognized tax benefits as current to the extent that the Company anticipates payment (or receipt) of cash within one year. Interest and penalties related to uncertain tax positions are recognized in the provision for income taxes. The Company had no liabilities for unrecognized tax benefits at July 31, 2019 (unaudited), and January 31, 2019 and 2018.
New accounting pronouncements – In May 2014, the Financial Accounting Standards Boards (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is a new standard on revenue recognition. The new standard contains principles that an entity will need to apply to determine the measurement of revenue and timing of when revenue is recognized. The underlying principle is to recognize revenue to depict the transfer of goods or services to customers at an amount that the entity expects to be entitled to in exchange for those goods or services. The standard has a five-step approach which includes identifying the contract or contracts, identifying the performance obligations, determining the transaction price, allocating the transaction price, and recognizing revenue. The standard also significantly expands the quantitative and qualitative disclosure requirements for revenue, which are intended to help users of financial statements understand the nature, amount, timing, and uncertainty of revenue and the related cash flows. The standard is effective for annual periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 31, 2019, for nonpublic entities and early application is only permitted in certain circumstances. The Company is currently evaluating this new standard and the impact it will have on its consolidated financial statements, information technology systems, processes, and internal controls.
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lessees to recognize a liability associated with obligations to make payments under the terms of the arrangement in addition to a right-of-use asset representing the lessee’s right to use, or control the use of, the given asset assumed under the lease. The standard will be effective for nonpublic business entities for fiscal years beginning December 15, 2020, and interim reporting periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating this new standard and the impact it will have on its consolidated financial statements, information technology systems, processes, and internal controls.
Reclassifications – Certain reclassifications were made to the fiscal 2018 financial statements to conform them to the fiscal 2019 financial statement presentation.
Subsequent events – The Company has evaluated subsequent events through July 31, 2019, which is the date the consolidated financial statements were available to be issued. The Company has also evaluated subsequent events through December 17, 2019, which is the date the revised consolidated financial statements were available to be issued.

NOTE 2 – FAIR VALUE MEASUREMENT

The fair value measurements standard establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under the standard are described below:

Level 1 - Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2 - Inputs to the valuation methodology include

•	Quoted market prices for similar assets or liabilities in active markets;

•	Quoted prices for identical or similar assets or liabilities in inactive markets;

•	Inputs other than quoted prices that are observable for the asset or liability;

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3 - Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.
Following is a description of the valuation methodologies used for assets measured at fair value. There have been no changes in the methodologies used at July 31, 2019 (unaudited), January 31, 2019 and 2018.
Common stocks, corporate bonds, and U.S. government securities: Valued at the closing price reported on the active market on which the individual securities are traded.
Asset backed securities and commercial paper: Valued at the net asset value (NAV) of shares held by the Company at year end.
The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.
There were no investments as of January 31, 2018. The following table sets forth by level, within the fair value hierarchy, the Company’s short-term investments at approximate fair value as of July 31, 2019 (unaudited) and January 31, 2019:

	Assets at fair value at July 31, 2019 (unaudited)
	Level 1	Level 2	Level 3	Total
Investments included in cash equivalents:
Commercial paper	$—	$7,176,000	$—	$7,176,000
Total cash equivalents	—	7,176,000	—	7,176,000
Short-term investments:
Asset-backed securities	—	16,667,000	—	16,667,000
Corporate bonds	—	19,976,000	—	19,976,000
Commercial paper	—	13,936,000	—	13,936,000
US Treasury	5,957,000	—	—	5,957,000
Total assets at fair value	$5,957,000	$57,755,000	$—	$63,712,000

	Assets at fair value at January 31, 2019
	Level 1	Level 2	Level 3	Total
Investments included in cash equivalents:
Asset-backed securities	$—	$1,250,000	$—	$1,250,000
Commercial paper	—	2,495,000	—	2,495,000
Corporate bonds	—	3,553,000	—	3,553,000
US Treasury	2,499,000	—	—	2,499,000
Total cash equivalents	2,499,000	7,298,000	—	9,797,000
Short-term investments:
Asset-backed securities	—	1,194,000	—	1,194,000
Commercial paper	—	1,240,000	—	1,240,000
Total assets at fair value	$2,499,000	$9,732,000	$—	$12,231,000

As of July 31, 2019 (unaudited), January 31, 2019 and 2018, there were no assets or liabilities valued using Level 3 methodology.
During the six months ended July 31, 2019 (unaudited) and 2018 (unaudited) and fiscal years 2019 and 2018, there were no transfers to or from Level 3. The Company had no assets measured on a recurring basis at fair value as of July 31, 2019 (unaudited), January 31, 2019 and 2018.
The carrying amounts of cash, short-term investments, accounts receivable, accounts payable, and accrued expenses approximate their fair values because of the relatively short periods until they mature or are required to be settled.

NOTE 3 – SIGNIFICANT BALANCE SHEET COMPONENTS
Accrued expenses – Accrued expenses consisted of approximately the following at July 31, 2019 (unaudited), January 31, 2019 and 2018:

	July 31,	January 31,
	2019	2019	2018
	(unaudited)
Employee-related liabilities	$2,276,000	$3,078,000	$1,458,000
Liability for early exercise of stock options	659,000	682,000	506,000
Deferred rent	—	—	23,000
Sales tax payable	165,000	456,000	100,000
Professional and other fees	2,512,000	588,000	440,000
	$5,612,000	$4,804,000	$2,527,000

NOTE 4 – FINANCING ARRANGEMENTS

Long-term debt – In December 2017, the Company entered into a loan and security agreement with a lender to draw up to $20,000,000 of term debt. The Company drew $15,000,000, of which $4,000,000 was used to pay off existing bank debt. The loan has a term of 48 months, with interest-only payments due until the loan is paid in full. The term loan bears an annual interest rate of 12% as of July 31, 2019, January 31, 2019 and 2018. The Company issued the lender warrants to purchase 507,024 shares of its common stock. The fair value of these warrants of approximately $280,000 was recorded as a debt discount and additional paid-in-capital. As of July 31, 2019, January 31, 2019 and 2018, the remaining net unamortized amount of the debt discount was approximately $164,000 (unaudited), $199,000, and $269,000, respectively, all of which was classified as a long-term debt discount. The carrying value of debt approximates its fair value.
The Company is making interest-only payments on the debt, and the total balance outstanding is due upon maturity on December 8, 2021.

NOTE 5 – CONVERTIBLE PREFERRED STOCK
At July 31, 2019, January 31, 2019 and 2018, the authorized capital stock of the Company consisted of 140,186,134 (unaudited), 107,070,938, and 78,544,055 shares of capital stock, respectively, comprising 88,780,000 (unaudited), 68,790,000, and 53,000,000, respectively, shares of common stock and 51,406,134 (unaudited), 38,280,938, and 25,544,055 shares of convertible preferred stock, respectively. All classes of the Company’s stock have a par value of $0.0001 per share. At July 31, 2019, January 31, 2019 and 2018, convertible preferred stock consisted of the following:

	July 31, 2019 (unaudited)
	Shares authorized	Shares issued and outstanding	Liquidation amount	Gross proceeds
Series A	$5,714,284	$5,714,284	$8,500,000	$8,500,000
Series B	4,407,906	4,407,906	20,000,000	20,000,000
Series B Prime	7,529,055	7,529,055	15,117,000	15,117,000
Series C	7,716,470	7,716,470	15,373,000	15,373,000
Series D	12,913,223	12,913,223	45,000,000	45,000,000
Series E	13,125,196	13,125,196	75,000,000	75,000,000
	$51,406,134	$51,406,134	$178,990,000	$178,990,000

	January 31, 2019
	Shares authorized	Shares issued and outstanding	Liquidation amount	Gross proceeds
Series A	$5,714,284	$5,714,284	$8,500,000	$8,500,000
Series B	4,407,906	4,407,906	20,000,000	20,000,000
Series B Prime	7,529,055	7,529,055	15,117,000	15,117,000
Series C	7,716,470	7,716,470	15,373,000	15,373,000
Series D	12,913,223	12,913,223	45,000,000	45,000,000
	$38,280,938	$38,280,938	$103,990,000	$103,990,000

	January 31, 2018
	Shares authorized	Shares issued and outstanding	Liquidation amount	Gross proceeds
Series A	$5,714,284	$5,714,284	$8,500,000	$8,500,000
Series B	4,407,906	4,407,906	20,000,000	20,000,000
Series B Prime	7,529,055	7,529,055	15,117,000	15,117,000
Series C	7,892,810	7,716,470	15,373,000	15,373,000
	$25,544,055	$25,367,715	$58,990,000	$58,990,000

Dividend provisions – The holders of Series A convertible preferred stock (Series A), Series B convertible preferred stock (Series B), Series B Prime convertible preferred stock (Series B Prime), Series C convertible preferred stock (Series C), Series D convertible preferred stock (Series D), and Series E convertible preferred stock (Series E) are entitled to receive, when and if declared by the Board of Directors, noncumulative dividends at a rate of $0.0893, $0.2722, $0.1205, $0.1195, $0.2091, and $0.3429 (unaudited) per share, respectively, per annum, adjustable for certain events, such as stock splits and combinations. The Company has declared no dividends to date.
Liquidation preference – In the event of any liquidation, dissolution, or winding up of the Company, the holders of convertible preferred stock then outstanding shall be entitled to be paid out of the available funds and assets, and prior and in preference to any payment or distribution of any such funds on any shares of common stock, an amount per share equal to $1.4875, $4.5373, $2.0079, $1.9922, $3.4848, and $5.7142 (unaudited) for Series A, Series B, Series B Prime, Series C, Series D, and Series E, respectively, plus all declared but unpaid dividends thereon for the Series A, Series B, Series B Prime, Series C, Series D, and Series E. If assets are not sufficient to permit such payment, payment will be made on a pro rata, equal priority, pari passu basis.
Conversion rights – Each share of preferred stock is convertible at the option of the holder into the number of fully paid and nonassessable shares of common stock that result from dividing the original issuance price by the conversion price of preferred stock. Currently the conversion price for Series A, Series B, Series B Prime, Series C, Series D, and Series E is $1.4875, $3.5730, $2.0052, $1.9922, $3.4848, and $5.7142 (unaudited), respectively.
Each share of convertible preferred stock shall automatically be converted into fully paid and non-assessable shares of common stock immediately prior to the closing of a firm commitment underwritten public offering in which the aggregate offering price equals or exceeds $50,000,000. Conversion may also occur upon written consent of majority holders of the then outstanding shares of convertible preferred stock.
Voting rights – The holders of each share of convertible preferred stock are entitled to the number of votes equal to the number of shares of common stock into which such share is convertible.
Redemption – The Company’s convertible preferred stock is only redeemable upon the liquidation or winding up of the Company, a change in control or sale of substantially all of the assets of the Company. Based on the ownership of the Company’s preferred stock, the redemption event is not within the control of the Company. The shares of the Company’s convertible preferred stock are deemed to be contingently redeemable in accordance with Accounting Standards Codification (ASC) 480. The Company has elected to follow ASC 480-10-S45, Distinguishing Liabilities from Equity: Classification and Measurement of Securities, and has presented the shares of the convertible preferred stock as mezzanine.

NOTE 6 – STOCK-BASED COMPENSATION

In February 2013, the Company’s Board of Directors approved the adoption of a stock option plan (the Option Plan). As amended, the Option Plan permits the Company to grant up to 18,004,142 shares of the Company’s common stock.
The Option Plan provides for the grant of incentive and nonqualified stock options to employees, officers, directors, and consultants of the Company. Options granted under the Option Plan generally become exercisable ratably over a four-year period following the date of grant and expire ten years from the date of grant. At the discretion of the Company’s Board of Directors, certain options may be exercisable immediately at the date of grant but are subject to repurchase right, under which the Company may buy back any unvested shares at their original exercise price of fair market value in the event of an employee’s termination prior to full vesting. All other options are exercisable only to the extent vested. At July 31, 2019, January 31, 2019 and 2018, there were 1,467,919 (unaudited), 1,467,054, and 1,572,134 shares, respectively, that have been early exercised that were subject to the Company’s repurchase right at that date, for which the Company has recorded a long-term liability of approximately $649,000 (unaudited), $613,000, and $854,000, respectively, and short-term liability of approximately $659,000 (unaudited), $682,000, and $506,000, respectively, which is included in accrued expenses in the consolidated balance sheets.
Stock option activity during the six months ended July 31, 2019 (unaudited), and fiscal years 2019 and 2018, is as follows:

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Outstanding at January 31, 2018	7,271,143	$0.88	9.27
Options granted	7,976,954	$1.27
Options exercised	(1,325,660)	$0.84
Options canceled/forfeited/expired	(1,252,646)	$0.98
Outstanding at January 31, 2019	12,669,791	$1.12	8.99
Options granted†	481,600	$1.36
Options exercised†	(913,757)	$0.96
Options canceled/forfeited/expired†	(778,189)	$1.07
Outstanding at July 31, 2019†	11,459,445	$1.15	8.56

	Shares	Weighted average exercise price per share	Weighted average remaining contractual life (in years)
Vested and expected to vest at
January 31, 2019	12,669,791	$1.12	8.99
Vested exercisable at January 31, 2019	2,352,722	$0.92	7.88
Vested and expected to vest at
July 31, 2019†	11,459,445	$1.15	8.56
Vested exercisable at July 31, 2019†	3,470,949	$1.02	7.81
† Unaudited interim period

The total pretax intrinsic value of options exercised during the six months ended July 31, 2019 and 2018, and the years ended January 31, 2019 and 2018, was approximately $146,000 (unaudited) and $45,000 (unaudited), and $81,000 and $40,000, respectively. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in-the-money options. The weighted average grant date calculated fair value of options granted during the six months ended July 31, 2019 and fiscal years 2019 and 2018 was $0.44 (unaudited), $0.58, and $0.41, respectively.

As of July 31, 2019 and January 31, 2019, there was approximately $4,266,000 (unaudited) and $5,439,000, respectively, unamortized stock-based compensation cost related to unvested stock options, which is expected to be recognized over a weighted average period of 2.70 years (unaudited) and 3.08 years, respectively.
Cash received from option exercises and purchases of shares under the Option Plan during the six months ended July 31, 2019 and fiscal years 2019 and 2018 was approximately $857,000 (unaudited), $1,159,000, and $1,424,000, respectively.
The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended July 31,		Years Ended January 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)
Expected dividend yield (1)	—%	—%	—%	—%
Risk-free interest rate (2)	2.53% - 2.56%	2.61% - 2.94%	2.55% - 2.97%	1.86% - 2.24%
Expected volatility (3)	40.77%	43.57%	42.79%	39.32%
Expected life (in years) (4)	5.39 - 6.07	5.86 - 6.08	5.78 - 6.08	5.97 - 6.08

(1)	The Company has no history or expectation of paying cash dividends on its common stock.

(2)	The risk-free interest rate is based on the U.S. Treasury yield for a term consistent with the expected life of the awards in effect at the time of grant.

(3)	The Company identified similar entities that are publicly traded to determine the volatility.

(4)
The expected life of stock options granted under the Option Plan is based on historical exercise, vesting, and cancellation patterns, which the Company believes are representative of future behavior. The expected life represents the period of time that options granted are expected to be outstanding.

Early exercise of options activity for the six months ended July 31, 2019 and 2018 and fiscal years 2019, is summarized as follows:

Shares
Unvested as of January 31, 2018	1,572,134
Early exercises†	1,005,490
Early exercised vesting†	(598,666)
Unvested as of July 31, 2018†	1,978,958
Early exercises	53,350
Early exercised vesting	(565,254)
Unvested as of January 31, 2019	1,467,054
Early exercises†	585,531
Early exercised vesting†	(473,640)
Repurchases†	(111,026)
Unvested as of July 31, 2019 †	1,467,919
† Unaudited interim period

NOTE 7 – INCOME TAXES
The components of the net deferred tax assets as of July 31, 2019 (unaudited), January 31, 2019 and 2018, are approximately as follows:

	July 31,	January 31,
	2019	2019	2018
	(unaudited)
Net operating loss carry forwards	$32,176,000	$24,765,000	$13,749,000
Research and other credits	2,501,000	1,891,000	1,564,000
Accruals and reserves not deductible	873,000	628,000	197,000
Depreciation	41,000	45,000	50,000
Total deferred taxes	35,591,000	27,329,000	15,560,000
Less: valuation allowance	(35,591,000)	(27,329,000)	(15,560,000)
Total net deferred tax assets	$—	$—	$—

The Company incurred $32,000 and zero of foreign income tax expense during fiscal years 2019 and 2018, respectively. The Company incurred $42,000 (unaudited) and $1,000 (unaudited) of foreign income tax expense during the six months ended July 31, 2019 and 2018, respectively.
On December 22, 2017, the Tax Cuts and Jobs Act (H.R.1) (the Tax Act) was signed into law by the President of the United States. The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. federal corporate tax rate from 35% to 21% effective for fiscal year 2019. U.S. GAAP requires that the impact of tax legislation be recognized in the period in which the law was enacted. The Company recorded a provisional remeasurement of net deferred tax assets and valuation allowance of approximately $6,400,000 during fiscal year 2018. As of July 31, 2019 and January 31, 2019, the Company completed its assessment of the tax rate change and determined no additional adjustments are required.
Based on available evidence, the Company believes it is more likely than not that the net deferred tax assets will not be realized. Accordingly, the Company provided a full valuation allowance against its deferred tax assets for the period presented. The valuation allowance increased in the current year due to current year losses, accruals, and research and development credits generated.
As of January 31, 2019 and 2018, the Company had approximately $94,957,000 and $52,365,000, respectively, of federal NOL carryforwards and $70,430,000 and $40,500,000 of state NOL carryforwards available to offset future taxable income, respectively. The federal NOL carryforwards begin to expire in 2033 and the state NOL carryforwards begin to expire in 2030, if not utilized.
As of July 31, 2019 and 2018, the Company had approximately $122,749,000 (unaudited) and $70,246,000 (unaudited), respectively, of federal NOL carryforwards and $95,247,000 (unaudited) and $54,324,000 (unaudited) of state NOL carryforwards available to offset future taxable income, respectively. The federal NOL carryforwards begin to expire in 2033 and the state NOL carryforwards begin to expire in 2030, if not utilized.
The Company also has federal research and development credits of approximately $1,678,000 and $1,397,000 as of January 31, 2019 and 2018, respectively. The Company has state research and development credit of approximately $1,431,000 and $1,196,000 as of January 31, 2019 and 2018, respectively. The federal research and development credit carryforwards begin to expire in 2033. The state research and development credit will carryover indefinitely.
The Company also has federal research and development credits of approximately $2,202,000 (unaudited) and $1,537,000 (unaudited) as of July 31, 2019 and 2018, respectively. The Company has state research and development credit of approximately $1,870,000 (unaudited) and $1,313,000 (unaudited) as of July 31, 2019 and 2018, respectively. The federal research and development credit carryforwards begin to expire in 2033. The state research and development credit will carryover indefinitely.
Under certain 1986 Tax Reform Act provisions, the availability of the Company’s net operating loss and tax credit carryforwards are subject to limitation if it should be determined there has been a change in the ownership of more than 50% of the value of the Company’s capital stock. Such a determination could substantially limit the eventual utilization of these net operating losses and tax credit carryforwards.

As a result of the Tax Act, the Company is required to record a deemed dividend for any previously undistributed foreign earnings for the year ending January 31, 2018. As of January 31, 2018, the Company did not have any undistributed earnings from non-U.S. operations. For the year ending January 31, 2019, the Company has considered an adjustment required under the Tax Act for global intangible low-taxed income (GILTI). The GILTI adjustment to taxable income for the year ending January 31, 2019, was $152,000, which was fully offset by current year losses. For the six months ended July 31, 2019 and 2018, the Company has considered an adjustment required under the Tax Act for GILTI. The GILTI adjustment to taxable income for the six months ended July 31, 2019 and 2018, was $356,000 (unaudited) and $22,000 (unaudited), which was fully offset by current year losses.
During the year ended January 31, 2019, the amount of unrecognized tax benefits increased by approximately $155,000. During the six months ended July 31, 2019, the amount of unrecognized tax benefits increased by approximately $289,000 (unaudited).
A reconciliation of the approximate beginning and ending amount of unrecognized tax benefits is as follows:

Balance at January 31, 2018	$853,000
Increase related to tax positions taken during the year	155,000
Balance at January 31, 2019	1,008,000
Increase related to tax positions taken during the current year (unaudited)	289,000
Balance at July 31, 2019 (unaudited)	$1,297,000

If recognized, all of the unrecognized tax benefits would not impact the Company's effective tax rate to the extent that the Company continues to maintain a full valuation allowance against its deferred tax assets.
The Company is subject to U.S. federal income taxes and to income taxes in various states in the U.S. as well as in foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is subject to U.S. federal, state, and local, or foreign tax examinations by tax authorities for all prior years. The Company does not anticipate significant changes to its current uncertain tax positions through July 31, 2020.
The Company recognizes interest and/or penalties related to income tax matters as a component of income tax expense. As of January 31, 2019 and 2018, there was no accrued interest and penalties related to uncertain tax positions. As of July 31, 2019 and 2018, there was no accrued interest and penalties related to uncertain tax positions.

NOTE 8 – BENEFIT PLANS
401(k) plan – In 2015, the Company sponsored a 401(k) defined contribution plan covering eligible employees who elected to participate. The 401(k) plan does not allow for matching contributions. The Company has no intention to terminate the plan.

NOTE 9 – COMMITMENTS AND CONTINGENCIES
Operating leases – The Company leases its facilities under noncancelable operating leases expiring during 2019 through 2024. Rent expense related to the Company’s operating leases was approximately $1,824,000 and $847,000 during fiscal years 2019 and 2018, respectively. Rent expense related to the Company’s operating leases was approximately $1,534,000 (unaudited) and $862,000 (unaudited) during the six months ended July 31, 2019 and 2018, respectively.
Future minimum payments under noncancelable leases are approximately as follows:

	July 31,	January 31,
	2019	2019	2018
	(unaudited)
2020	$1,883,000	$2,492,000	$1,394,000
2021	4,089,000	3,276,000	1,309,000
2022	3,756,000	1,309,000	1,230,000
2023	1,298,000	1,091,000	—
2024	433,000	433,000	—
Total	$11,459,000	$8,601,000	$3,933,000

NOTE 10 – SUBSEQUENT EVENT (UNAUDITED)
On October 1, 2019, Splunk Inc. (Splunk) and the Company closed an Agreement and Plan of Mergers (the Merger Agreement) pursuant to which the Company became a wholly-owned subsidiary of Splunk (the Merger). In connection with the Merger, Splunk paid approximately $961,400,000, which consisted of approximately $619,100,000 in cash, $324,500,000 for the fair value of 2,771,482 shares of Splunk common stock issued and $17,800,000 in fair value of replacement equity awards attributable to pre-acquisition service.